UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

PRECIGEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 12, 2021, Precigen, Inc. (the “Company”), announced that Harry Thomasian Jr., age 59, was appointed Chief Financial Officer of the Company, effective October 18, 2021. Mr. Thomasian’s appointment is the culmination of the previously-announced search by the Company for a permanent chief financial officer following the resignation of Rick Sterling from his position as Chief Financial Officer on April 2, 2021, and the resignation of D. Bradford Osborne from his position as Vice President, Finance and Accounting and interim principal accounting officer on June 10, 2021. James V. Lambert, who has served as interim principal accounting officer of the Company since Mr. Osborne’s resignation, will step down from that position effective upon Mr. Thomasian’s start date, and will continue to serve as Executive Director, Finance for PGEN Therapeutics, Inc., a wholly owned subsidiary of the Company.

From 2002 through 2021, Mr. Thomasian served as a partner of EY (formerly Ernst & Young LLP). During his tenure at EY, Mr. Thomasian held a myriad of leadership positions, including Senior Client Services Partner and Baltimore Office Growth Markets Leader for the life sciences industry (2005 – Present), Senior Partner in EY’s Capital Markets Center (2001 – 2005), Client Serving Senior Manager/Partner (1999 – 2001) and Senior Accountant – Senior Manager (1986-1999). Mr. Thomasian earned a B.S. in Accountancy from Bentley University and completed the Ernst & Young Executive Development Program at the Kellogg School of Management, Northwestern University. Mr. Thomasian is licensed as a certified public accountant by the State Boards of Accountancy in Maryland, North Carolina, Washington, DC and Virginia.

There are no arrangements or understandings between Mr. Thomasian and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Thomasian is not related to any other executive officer or director of the Company. Mr. Thomasian has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Thomasian received an offer of employment from the Company, dated September 7, 2021 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Thomasian will receive an annual base salary of $440,000.16, and will be eligible to receive an annual performance bonus having a target value of 40% of his base salary and prorated based on any partial year of service. Any award performance bonus will be subject to Mr. Thomasian’s continued employment through the applicable payment date and any applicable performance criteria. In addition, the Offer Letter provides that, effective as of his start date, Mr. Thomasian will receive a grant of stock options under the Company’s 2013 Omnibus Incentive Plan to purchase 180,000 shares of the Company’s common stock having an exercise price per share equal to the closing price per share of the Company’s common stock on the grant date. The stock options will service-vest in equal annual installments over a four-year period from the grant date. The Offer Letter also provides for Mr. Thomasian’s participation in the Company’s employee benefits programs and his execution of the Company’s standard Confidentiality and Proprietary Rights Agreement.

A copy of the press release of the Company, dated October 12, 2021, announcing the appointment of Mr. Thomasian as Chief Financial Officer is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Precigen, Inc., dated October 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: October 12, 2021